Jinzhou Wanyou Mechanical Parts Co., Ltd.

Financial Statements
For the period from September 21, 2006
(Date of incorporation) to December 31, 2006
(Stated in US dollars)

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Financial Statements

Report of Independent Registered Public Accounting Firm

To the Directors and Stockholders of
Jinzhou Wanyou Mechanical Parts Co., Ltd.

We have audited the accompanying balance sheet of Jinzhou Wanyou Mechanical Parts Co., Ltd. (the “Company”) as of December 31, 2006, and the related statements of operations and comprehensive income, stockholders’ equity and cash flows for the period from September 21, 2006 (date of incorporation) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006, and the results of their operations and their cash flows for the period from September 21, 2006 (date of incorporation) to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ PKF

PKF
Certified Public Accountants
Hong Kong
May 28, 2007

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Statement of Operations and Comprehensive Income
For the period from September 21, 2006
(date of incorporation) to December 31, 2006
(Stated in US Dollars)

Net sales	$731,399
Cost of sales	(567,365)

Gross profit	164,034

Operating expenses
Administrative expenses	16,593

Income from operations	147,441
Interest income	1,593
Finance costs	(610)

Income before income taxes	148,424
Income taxes - Note 5	(40,078)

Net income	$108,346

Other comprehensive income
Foreign currency translation adjustments	26,793

Total comprehensive income	$135,139

Earnings per share: basic and diluted - Note 6

Weighted average number of shares outstanding:
basic and diluted - Note 6

See accompanying Notes to Financial Statements

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Balance Sheet
As of December 31, 2006
(Stated in US Dollars)

ASSETS
Current assets
Cash and cash equivalents	$663,701
Trade receivables	517
Other receivables and prepayment	11,685
Inventories - Note 7	138,844
Amounts due from stockholders - Note 8	951,996

Total current assets	1,766,743
Property, plant and equipment, net - Note 9	952,581
Deposit for acquisition of property, plant and
equipment	16,246

TOTAL ASSETS	$2,735,570

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Trade payables	$89,586
Other payables and accrued expenses	20,453
Income tax payable	40,392

TOTAL LIABILITIES	150,431

COMMITMENTS AND CONTINGENCIES
- Note 10

STOCKHOLDERS’ EQUITY
Registered and paid up capital - Note 11	2,450,000
Statutory reserve - Note 12	10,919
Accumulated other comprehensive income	26,793
Retained earnings	97,427

TOTAL STOCKHOLDERS’ EQUITY	2,585,139

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,735,570

See accompanying Notes to Financial Statements

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Statement of Cash Flows
For the period from September 21, 2006
(date of incorporation) to December 31, 2006
(Stated in US Dollars)

Cash flows from operating activities
Net income	$108,346
Adjustments to reconcile net income to net
cash used in operating activities:
Depreciation	21,466
Changes in operating assets and liabilities:
Trade receivables	(513)
Other receivables and prepayments	(11,594)
Inventories	(137,764)
Amounts due from stockholders	(560,140)
Trade payables	88,889
Other payables and accrued expenses	20,293
Income tax payable	40,078

Net cash flows used in operating activities	(430,939)

Cash flows from investing activities
Payments to acquire and deposit for acquisition of
property, plant and equipment	(30,112)
Loan to a stockholder	(384,449)

Net cash flows used in investing activities	(414,561)

Cash flows from financing activities
Cash contributions of registered capital by
stockholders	1,500,000

Net cash flows provided by financing activities	1,500,000

Effect of foreign currency translation on cash
and cash equivalents	9,201

Net increase in cash and cash equivalents	663,701

Cash and cash equivalents - beginning of period	-

Cash and cash equivalents - end of period	$663,701

Non-cash financing activity:
Contributions of registered capital by injecting
property, plant and equipment	$950,000

See accompanying Notes to Financial Statements

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Statement of Stockholders’ Equity
As of December 31, 2006
(Stated in US Dollars)

			Accumulated
			other
	Registered	Statutory	comprehensive	Retained
	capital	reserve	income	earnings	Total

Capital contributions by
stockholders	$2,450,000	$-	$-	$-	$2,450,000
Net income	-	-	-	108,346	108,346
Foreign currency translation
adjustments	-	-	26,793	-	26,793
Appropriation to reserve	-	10,919	-	(10,919)	-

Balance, December 31, 2006	$2,450,000	$10,919	$26,793	$97,427	$2,585,139

See accompanying Notes to Financial Statements

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Notes to Financial Statements
For the period from September 31, 2006
(date of incorporation) to December 31, 2006
(Stated in US Dollars)

1. Change of company name

Starting from April 2, 2007, the name of the company changed from “Jizhou Wonder Friends Mechanical Parts Co., Ltd” to “Jizhou Wanyou Mechanical Parts Co., Ltd.”.

2. Description of business

Jinzhou Wanyou Mechanical Parts Co., Ltd. (the “Company”) was established in the People’s Republic of China (the “PRC”) on September 21, 2006. The Company is engaged in manufacturing of piston rods, vibration-dampers and rotary axes for motor vehicles.

3. Basis of presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America.

4. Summary of significant accounting policies

Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes, provision for warranty and the estimation on useful lives of property, plant and equipment. Actual results could differ from those estimates.

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents, trade receivables and amounts due from stockholders. As of December 31, 2006, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality. With respect to amounts due from stockholders that were substantially arising from sales transactions, the Company extends credit based on an evaluation of the customer’s financial condition. The Company generally does not require collateral for trade receivables and maintains an allowance for doubtful accounts of trade receivables.

During the period from September 21, 2006 (date of incorporation) to December 31, 2006, sales to the Company’s stockholder, Jinzhou Wonder Auto Suspension System Company Limited, represented approximately 96% of the Company’s sales. No other customers accounted for more than 10% of the Company’s sales during the reporting period.

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Notes to Financial Statements
For the period from September 31, 2006
(date of incorporation) to December 31, 2006
(Stated in US Dollars)

4. Summary of significant accounting policies (Cont’d)

Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other highly liquid investments with initial maturities of three months or less to be cash equivalents. As of December 31, 2006 almost all the cash and cash equivalents were denominated in Renminbi (“RMB”) and were placed with banks in the PRC. They are not freely convertible into foreign currencies and the remittance of these funds out of the PRC is subject to exchange control restrictions imposed by the PRC government. The remaining insignificant balance of cash and cash equivalents were denominated in US dollars.

Allowance of doubtful accounts

The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectibility of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. Among other things, the Company considers the historical level of credit losses and applies percentages to aged receivable categories. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a larger allowance may be required.

Based on the above assessment, during the reporting periods, the management has established a general provisioning policy to make allowance equivalent to 100% of gross amount of trade receivables due over 1 year. Additional specific provision is made against trade receivables aged less than 1 year to the extent which they are considered to be doubtful.

Bad debts are written off when identified. The Company extends unsecured credit to customers ranging from one to three months in the normal course of business. The Company does not accrue interest on trade accounts receivable.

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Notes to Financial Statements
For the period from September 31, 2006
(date of incorporation) to December 31, 2006
(Stated in US Dollars)

4. Summary of significant accounting policies (Cont’d)

Inventories

Inventories are stated at the lower of cost or market. Cost is determined on a weighted average basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a saleable condition. In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels. Our reserve requirements generally increase as our projected demand requirements; decrease due to market conditions, product life cycle changes. The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand.

In addition, the Company estimates net realizable value based on intended use, current market value and inventory ageing analyses. The Company writes down the inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and the estimated market value based upon assumptions about future demand and market conditions.

Based on the above assessment, the Company has established a general 50% provision for inventories aged over 1 year.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.

Depreciation is provided on straight-line basis over their estimated useful lives. The principal depreciation rates are as follows :-

	Annual rate	Residual value

Plant and machinery	9%	10%
Furniture, fixtures and equipment	18%	10%

Maintenance or repairs are charged to expense as incurred. Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Notes to Financial Statements
For the period from September 31, 2006
(date of incorporation) to December 31, 2006
(Stated in US Dollars)

4. Summary of significant accounting policies (Cont’d)

Revenue recognition

Revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time when the products are delivered to and accepted by its customers, the sales price is fixed or determinable and collection is reasonably assured.

Warranty

The Company maintains a policy of providing after sales support for products by way of a warranty programme. Those products are guaranteed for usage for a pre-agreed period of time.

Since such products were well developed and highly mature, the Company did not encounter any claims from customers based on past experience. Accordingly the Company did not maintain a warranty reserve during the reporting period. However, the Company will periodically assess the estimation of its warranty liability and recognize the reserve when necessary based on the actual experience.

Stock-based compensation

During the reporting periods, the Company did not make any stock-based compensation payments.

Income taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Off-balance sheet arrangements

The Company does not have any off-balance sheet arrangements.

Comprehensive income

The Company has adopted SFAS 130, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Components of comprehensive income (loss) include net income and foreign currency translation adjustments.

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Notes to Financial Statements
For the period from September 31, 2006
(date of incorporation) to December 31, 2006
(Stated in US Dollars)

4. Summary of significant accounting policies (Cont’d)

Foreign currency translation

The functional currency of the Company is RMB and RMB is not freely convertible into foreign currencies. The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the period.

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity. The exchange rate in effect at December 31, 2006 was RMB1 for $0.1279. The average exchange rate for the period from September 21, 2006 (date of incorporation) to December 31, 2006 was RMB1 for $0.1269. There is no significant fluctuation in exchange rate for the conversion of RMB to US dollars after the balance sheet date.

Fair value of financial instruments

The carrying values of the Company’s financial instruments, including cash and cash equivalents, trade and other receivables, trade and other payables approximate their fair values due to the short-term maturity of such instruments.

It is management’s opinion that the Company is not exposed to significant interest, price or credit risks arising from these financial instruments.

In respect of foreign currency risk, the Company is exposed to this risk arising from import purchase transactions and recognized trade payables as they will affect the future operating results of the Company. The Company did not have any hedging transactions during the reporting periods. As the functional currency of the Company is RMB, the exchange difference on translation to US dollars for reporting purpose is taken to other comprehensive income.

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Notes to Financial Statements
For the period from September 31, 2006
(date of incorporation) to December 31, 2006
(Stated in US Dollars)

4. Summary of significant accounting policies (Cont’d)

Impairment of long-lived assets

Long-lived assets are tested for impairment in accordance with SFAS No. 144. The Company periodically evaluates potential impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company recognizes impairment of long-lived assets in the event that the net book values of such assets exceed the future undiscounted cashflows attributable to such assets. During the reporting period, the Company has not identified any indicators that would require testing for impairment.

Recently issued accounting pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FIN 48 “Accounting for Uncertainty in Income Taxes”. This interpretation requires that the entity recognize in its financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is currently evaluating the effect of adopting FIN 48 on its financial statement.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurement”. SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This Statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The provisions of this statement should be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except in some circumstances where the statement shall be applied retrospectively. The Company is currently evaluating the effect of SFAS 157 on its financial statements.

In September 2006, the FASB released SFAS No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans: an amendment of FASB Statements No. 87, 88, 106, and 132(R)” which requires an employer to recognize the over funded or under funded status of defined benefit and other postretirement plans as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through an adjustment to comprehensive income. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. SFAS 158’s requirement to recognize the funded status of a benefit plan and new disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The adoption of this statement does not have any impact of the Company’s financial statements.

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Notes to Financial Statements
For the period from September 31, 2006
(date of incorporation) to December 31, 2006
(Stated in US Dollars)

4. Summary of significant accounting policies (Cont’d)

Recently issued accounting pronouncements (cont’d)

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No. 108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The adoption of this statement does not have any impact of the Company’s financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with few exceptions. SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities. The requirements of SFAS 159 are effective for our fiscal year beginning January 1, 2008. We are in the process of evaluating this standard and therefore have not yet determined the impact that SFAS 159 will have on our financial statements upon adoption.

5. Income taxes

PRC

Enterprises income tax (“EIT”) to the Company in the PRC is charged at 27%, of which 24% is for national tax and 3% for local tax, of the assessable profits. As approved by the relevant tax authority in the PRC, the Company was entitled to two years’ exemption, from the first profit making calendar year of operations after offset of accumulated taxable losses, followed by 50% tax reduction for the immediate next three calendar years (“tax holiday”). The Company has elected not to commence the entitlement of tax holiday in the first profit making fiscal financial year of 2006, and thus had current tax payable in respect of the reporting period.

The Company, being Foreign Investment Enterprise, was entitled to another special tax concession. An amount equivalent to 40% qualifying domestic capital expenditure as defined and approved under the relevant PRC income tax rule can be used as an offset against the excess of the current year’s EIT over the prior year’s EIT. This tax concession, if untilized, can be carried forward for five years.

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Notes to Financial Statements
For the period from September 31, 2006
(date of incorporation) to December 31, 2006
(Stated in US Dollars)

6. Earnings per share

The basic and diluted earnings per share are not presented because the Company’s common stock represents the outstanding registered capital of the Company which are not divided into number of shares (note 11). Also, the Company had no dilutive instruments.

7. Inventories

Raw materials	$40,555
Work-in-progress	40,420
Finished goods	57,869

$138,844

8. Amounts due from stockholders

Included in the amounts is a loan of $387,464 which is interest-bearing at prevailing PRC bank loan interest rate, unsecured and has no fixed term of repayment. The remaining amounts are arising from trading transactions which are interest-free, unsecured and repayable on demand.

9. Property, plant and equipment, net

Costs:
Plant and machinery	$970,172
Furniture, fixtures and equipment	4,044

974,216
Accumulated depreciation	(21,635)

Net	$952,581

Depreciation	$32

(i) During the reporting periods, depreciation is included in :-

Cost of sales and overheads of inventories	$21,434
Other	32

$21,466

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Notes to Financial Statements
For the period from September 31, 2006
(date of incorporation) to December 31, 2006
(Stated in US Dollars)

10. Commitments and contingencies

Capital commitment

As of December 31, 2006, the Company had capital commitments amounting to $15,798 in respect of the acquisition of property, plant and equipment which were contracted for but not provided in the financial statements.

11. Registered capital

The Company is a non-joint capital stock corporation and therefore the capital stock, consistent with most of the PRC corporations, are not divided into a specific number of shares having a stated nominal amount.

12. Statutory reserve

In accordance with the relevant laws and regulations of the PRC and articles of association of the Company, it is required to appropriate 10% of its net income, after offsetting any prior years’ losses, to the statutory reserve. When the balance of such reserve reaches 50% of the registered capital, any further appropriation is optional. Upon approval from the board of directors of the Company, the statutory reserve can be used to offset accumulated losses or to increase registered capital.

13. Defined contribution plan

The Company has a defined contribution plan for all qualified employees in the PRC. The employer and its employees are each required to make contributions to the plan at the rates specified in the plan. The only obligation of the Company with respect to retirement scheme is to make the required contributions under the plan. No forfeited contribution is available to reduce the contribution payable in the future years. The defined contribution plan contributions were charged to the statement of operations. The Company contributed $1,614 for the period from September 21, 2006 (date of incorporation) to December 31, 2006.

Jinzhou Wanyou Mechanical Parts Co., Ltd.
Notes to Financial Statements
For the period from September 31, 2006
(date of incorporation) to December 31, 2006
(Stated in US Dollars)

14. Related party transactions

Apart from the transactions as disclosed in note 8 to the financial statements, during the period ended December 31, 2006, the Company purchased raw materials of $213,982 from a stockholder Jinzhou Wonder Auto Suspension System Co., Ltd (“JWAS”). The Company also sold finished goods of $699,136 and $31,795 to two stockholders, JWAS and Jinzhou Halla Electrical Equipment Co., Ltd. respectively. All the purchase and sale transactions were conducted on an arm-length basis.

During the period, the Company occupied part of the factory and office premises of JWAS free of charge.

15. Segment information

The nature of the products, their production processes, the type of their customers and their distribution methods are substantially similar, they are considered as a single reportable segment under FAS 131, “Disclosures about Segments of an Enterprise and Related Information”.

All of the Company’s long-lived assets and revenues classified based on the customers are located in the PRC during the reporting period.